Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DOUGLAS DYNAMICS HOLDINGS, INC.

The undersigned, for the purpose of amending and restating the existing Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Douglas Dynamics Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1.                                       The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 11, 2004, as amended by that certain Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 30, 2004, as amended by that certain Second Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on April 12, 2004.

2.                                       This Third Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law.

3.                                       The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of this corporation is:

Douglas Dynamics Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

SECTION A.                                      Authorized Shares.  The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock.”  The total number of shares that the Corporation shall have authority to issue is One Million One Hundred Thousand (1,100,000).

1.                                       Common Stock. The total number of shares of common stock the Corporation shall have authority to issue shall be One Million (1,000,000), and each such share shall have a par value of one cent ($.01) per share (the “Common Stock”).

2.                                       Preferred Stock.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue shall be One Hundred Thousand (100,000) and all such shares shall have a par value of one cent ($.01) per share (the “Preferred Stock”).  The first series of Preferred Stock shall consist of Sixty-Five Thousand (65,000) shares and shall be designated “Series A Redeemable Exchangeable Cumulative Preferred Stock” (the “Series A Preferred Stock”).  The second series of Preferred Stock shall consist of one (1) share and shall be designated “Series B Special Voting Preferred Stock” (the “Series B Preferred Stock”).  The third series of Preferred Stock shall consist of one (1) share and shall be designated “Series C Special Voting Preferred Stock” (the “Series C Preferred Stock”).

3.                                       The shares of Preferred Stock may be issued from time to time in one or more series.  Other than with respect to the specific series of Preferred Stock referenced below, the Board of Directors of the Corporation (the “Board”) is hereby vested with authority to fix by resolution or resolutions prior to the issuance thereof, the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

SECTION B.                                      Common Stock.  The Common Stock shall have the powers, preferences, rights and restrictions as provided for under the DGCL and as provided herein:

1.                                       Voting Rights.  Except as otherwise required by law, at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

2.                                       Liquidation, Dissolution or Winding-Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment in full of the Series A Liquidation Preference, the Series B Liquidation Preference and the Series C Liquidation Preferred in accordance with the provisions of Section C.5(a) and (b) below, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock.

SECTION C.                                      Preferred Stock.  The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be as follows:

1.                                       Stated Value.

(a)                                  Series A Preferred Stock.  The shares of Series A Preferred Stock shall be issued by the Corporation for their Series A Stated Value (as herein defined), in such amounts, at such times and to such persons as shall be specified by the Board from time to time.  For the purposes hereof, the “Series A Stated Value” of each share of Series A Preferred Stock (regardless of its par value) shall be $1,000 per share, which Series A Stated Value shall be proportionately increased or decreased for any stock consolidation or stock split, respectively, of the outstanding shares of Series A Preferred Stock.

(b)                                 Series B Preferred Stock.  The share of Series B Preferred Stock shall be issued by the Corporation for its Series B Stated Value (as herein defined), in such amount, at such time and to such person as shall be specified by the Board from time to time.  For the purposes hereof, the “Series B Stated Value” of each share of Series B Preferred Stock (regardless of its par value) shall be $1,000 per share, which Series B Stated Value shall be proportionately increased or decreased for any stock consolidation or stock split, respectively, of the outstanding shares of Series B Preferred Stock.

(c)                                  Series C Preferred Stock.  The share of Series C Preferred Stock shall be issued by the Corporation for its Series C Stated Value (as herein defined), in such amount, at such time and to such person as shall be specified by the Board from time to time.  For the purposes hereof, the “Series C Stated Value” of each share of Series C Preferred Stock (regardless of its par value) shall be $1,000 per share, which Series C Stated Value shall be proportionately increased or decreased for any stock consolidation or stock split, respectively, of the outstanding shares of Series C Preferred Stock.

2.                                       Rank.

(a)                                  Series A Preferred Stock.  The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) junior to all classes and series of Preferred Stock of the Corporation established by the Board, the terms of which specifically provide that such securities rank senior to the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends (collectively the “Senior Securities”), (ii) on a parity with all classes and series of Preferred Stock of the Corporation established by the Board, the terms of which specifically provide that such securities rank on a parity with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends (collectively referred to herein as the “Parity Securities”), and (iii) senior to the Corporation’s Junior Securities.  For purposes hereof, “Junior Securities” means the Series B Preferred Stock, Series C Preferred Stock and all series and classes of Common Stock and all other classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding that are expressly designated as being junior to the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends.

(b)                                 Series B Preferred Stock and Series C Preferred Stock.  The Series B Preferred Stock and Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) junior to the Series A Preferred Stock and all classes and series of Preferred Stock of the Corporation established by the Board, the terms of which specifically provide that such securities rank senior to the Series B Preferred Stock and Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends (collectively the “Series B/C Senior Securities”), (ii) on a parity with each other share of Series B Preferred Stock and Series C Preferred Stock, as the case may be, and all classes and series of Preferred Stock of the Corporation established by the Board, the terms of which specifically provide that such securities rank on a parity with the Series B Preferred Stock and Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends (collectively with the Series B Preferred Stock and the Series C Preferred Stock, referred to herein as the “Series B/C Parity Securities”), and (iii) senior to the Corporation’s Series B/C Junior Securities.  For purposes hereof, “Series B/C Junior Securities” means all series and classes of Common Stock and all other classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding that are expressly designated as being junior to the Series B Preferred Stock and Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends.

3.                                       Dividends.

(a)                                  Series A Preferred Stock.

(i)                                     Amount.  On the last business day of June in each calendar year (the “Dividend Accrual Date”), the holder of record of each share of the Series A Preferred Stock as their names appear in the stock register of the Corporation on such date shall become entitled to receive (when, as and if declared by the Board) a dividend (the “Annual Dividend”) equal to the sum of (i) ten percent (10%) of the Series A Stated Value of such share (pro-rated for any portion of a full year that such share shall have been issued and outstanding) plus (ii) ten percent (10%) of the Unpaid Dividend Amount (as defined below) as of the previous Dividend Accrual Date.  The Unpaid Dividend Amount with respect to each share of the Series A Preferred Stock shall be equal to the aggregate of all Annual Dividends that the holder of such share shall have theretofore become entitled to receive for such share but that shall not have been declared and paid by the Board.

(ii)                                  Accumulation and Time of Payment.  Dividends on each share of the Series A Preferred Stock shall be cumulative and shall accrue from day to day, whether or not earned or declared, commencing with the date of issue of such share.  Dividends shall be payable annually, when, as and if declared by the Board.

(iii)                               Payment of Accumulated Dividends.  Accumulated dividends not paid on prior Dividend Accrual Dates may be declared by the Board and paid to the holders of record of outstanding shares of Series A Preferred Stock as their names shall appear on the stock register of the Corporation as of a record date to be established by the Board, which record date shall be not more than sixty (60) nor less than thirty (30) days preceding the date of payment, whether or not such date is a Dividend Accrual Date.  Holders of outstanding shares of Series A Preferred Stock shall not be entitled to receive any dividends in excess of the aggregate amount of Annual Dividends to which such holders are then entitled as provided in this Section C.3(a).

(iv)                              Restrictions on Payment of Dividends.  Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board or paid or set apart for payment by the Corporation:  (i) unless, prior to or concurrently with such declaration, payment or setting apart, all accrued and unpaid dividends, if any, on shares of Senior Securities shall have been paid or declared and set apart for payment through the dividend payment period with respect to such Senior Securities which next precedes or coincides with the Dividend Accrual Date; or (ii) at such time as such declaration, payment or setting apart is prohibited by the DGCL; or (iii) at such time as the terms and provisions of any contract or other agreement of the Corporation or any of its subsidiaries (other than any contracts between or among the Corporation and its subsidiaries or between or among the subsidiaries of the Corporation (the “Intercompany Agreements”) entered into or assumed providing financing (including acquisition financing) or working capital to the Corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred Stock), specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder.  Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(b)                                 Series B Preferred Stock.  The holders of shares of Series B Preferred Stock will not be entitled to receive dividends on any such share.

(c)                                  Series C Preferred Stock.  The holders of shares of Series C Preferred Stock will not be entitled to receive dividends on any such share.

4.                                       Restrictions on Payments.

(a)                                  Series A Preferred Stock.  So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on, or make any distribution in respect of, Junior Securities or any warrants, rights, calls or options exercisable or convertible into any Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends solely in the form of a particular class or series of Junior Securities, or warrants, rights or options exercisable for such Junior Securities, to holders of such Junior Securities), (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities (other than (A) the automatic redemption of the Series B Preferred Stock and the Series C Preferred Stock pursuant to Section C.6(c) or (d), respectively, or (B) as a result of a reclassification of Junior Securities or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities) or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or (iii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem, retire or otherwise acquire for value any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities; provided, however, that the restrictions of this Section C.4 may be waived by the affirmative vote of seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock; provided further, however, that the restrictions of this Section C.4(a) shall not apply to the repurchase or redemption of shares of Junior Securities under that certain Securityholders Agreement dated as of April 12, 2004 among the Corporation and certain of its stockholders, optionholders and warrantholders, as the same may be supplemented, amended or otherwise modified from time to time (the “Securityholders Agreement”), (x) out of the net cash proceeds derived by the Corporation out of a prior or substantially contemporaneous issuance of Junior Securities or (y) for an aggregate purchase price not to exceed the greater of (A) 20% of the consolidated net income of the Corporation and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied for the period commencing April 12, 2004, through the date of determination and (B) $1,000,000.

(b)                                 Series B Preferred Stock and Series C Preferred Stock.  So long as any shares of Series B Preferred Stock and/or Series C Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on, or make any distribution in respect of, Series B/C Junior Securities or any warrants, rights, calls or options exercisable or convertible into any Series B/C Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends solely in the form of a particular class or series of Series B/C Junior Securities, or warrants, rights or options exercisable for such Series B/C Junior Securities, to holders of such Series B/C Junior Securities), (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Series B/C Junior Securities (other than as a result of a reclassification of Series B/C Junior Securities or the exchange or conversion of one class or series of Series B/C Junior Securities for or into another class or series of Series B/C Junior Securities) or any warrants, rights, calls or options exercisable for or convertible into any of the Series B/C Junior Securities, or (iii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem, retire or otherwise acquire for value any of the Series B/C Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Series B/C Junior Securities; provided, however, that the restrictions of this Section C.4(b) may be waived by the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class; provided further, however, that the restrictions of this Section C.4(b) shall not apply to the repurchase or redemption of shares of Series B/C Junior Securities under the Securityholders Agreement (x) out of the net cash proceeds derived by the Corporation out of a prior or substantially contemporaneous issuance of Junior Securities or (y) for an aggregate purchase price not to exceed the greater of (A) 20% of the consolidated net income of the Corporation and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied for the period commencing April 12, 2004, through the date of determination and (B) $1,000,000.

5.                                       Liquidation Preference.

(a)                                  The Series A Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether such assets are capital or surplus or otherwise and whether or not any dividends in respect of the Series A Preferred Stock have been declared, an amount per share outstanding equal to the sum of (x) the Series A Stated Value plus (y) all accrued but unpaid dividends thereon accruing from the date of issuance thereof to the date fixed for liquidation, dissolution or winding up (the “Series A Liquidation Preference”), before any payment shall be made or any assets distributed to the holders of Junior Securities.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference payable to the holders of outstanding shares of the Series A Preferred Stock and any other Parity Securities, then the holders of all such securities shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such other securities are entitled were paid in full.  Nothing herein contained shall be deemed to prevent redemption of shares of the Series A Preferred Stock by the Corporation in the manner provided in Sections C.6 and C.7 hereof.  The Series A Liquidation Preference with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the Series A Liquidation Preference with respect to each outstanding share of Series A Preferred Stock.  All payments for which this Section C.5(a) provides shall be in cash, property (valued at its fair market value, as determined by an independent nationally recognized investment banking firm selected by the Corporation) or any combination thereof; provided, however, that no cash shall be paid to holders of Junior Securities unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full amount of the Series A Liquidation Preference to which such holder is entitled as provided herein.  After payment of the full amount of the Series A Liquidation Preference to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of the assets of the Corporation.

(b)                                 The Series B Liquidation Preference and Series C Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether such assets are capital or surplus or otherwise, an amount per share outstanding equal to (i) with respect to the Series B Preferred Stock, the Series B Stated Value (the “Series B Liquidation Preference”), and (ii) with respect to the Series C Preferred Stock, the Series C Stated Value (the “Series C Liquidation Preference”), before any payment shall be made or any assets distributed to the holders of Series B/C Junior Securities.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference payable to the holders of outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and any other Series B/C Parity Securities, then the holders of all such securities shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock, Series C Preferred Stock and the holders of outstanding shares of such other securities are entitled were paid in full.  Nothing herein contained shall be deemed to prevent redemption of shares of the Series B Preferred Stock and/or the Series C Preferred Stock by the Corporation in the manner provided in Sections C.6 hereof.  The Series B Liquidation Preference with respect to each outstanding fractional share of Series B Preferred Stock shall be equal to a ratably proportionate amount of the Series B Liquidation Preference with respect to each outstanding share of Series B Preferred Stock.  The Series C Liquidation Preference with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the Series C Liquidation Preference with respect to each outstanding share of Series C Preferred Stock.  All payments for which this Section C.5(b) provides shall be in cash, property (valued at its fair market value, as determined by an independent nationally recognized investment banking firm selected by the Corporation) or any combination thereof; provided, however, that no cash shall be paid to holders of Series B/C Junior Securities unless each holder of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock has been paid in cash the full amount of the Series B Liquidation Preference or Series C Liquidation Preference, as the case may be, to which such holder is entitled as provided herein.  After payment of the full amount of the Series B Liquidation Preference or Series C Liquidation Preference, as the case may be, to which each holder is entitled, such holders of shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, will not be entitled to any further participation in any distribution of the assets of the Corporation.

(c)                                  Events Not Constituting Liquidation.  For the purposes of this Section C.5, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

6.                                       Redemption.

(a)                                  Optional Redemption of Series A Preferred Stock.  Subject to the restrictions set forth in Section C.6(f) hereof, the Corporation may, at the option of the Board, at any time or from time to time, in whole or in part, redeem the shares of Series A Preferred Stock at the time outstanding out of funds legally available therefor, upon notice given as hereinafter specified and on such date as specified in such notice, at a redemption price (the “Series A Redemption Price”) equal to the sum of (x) the Series A Stated Value per share, plus (y) all accrued and unpaid dividends thereon to the date fixed for such redemption.

(b)                                 Mandatory Redemption of Series A Preferred Stock.  Subject to the restrictions set forth in Section C.6(f) hereof, prior to or concurrent with a Change of Control (as defined herein), the Corporation shall redeem all, but not less than all, the shares of Series A Preferred Stock at the time outstanding out of funds legally available therefor, upon notice given as hereinafter specified and on such date as specified in such notice, at the Series A Redemption Price.

(c)                                  Automatic Redemption of Series B Preferred Stock.  If, at any time, the Series B Preferred Stock is not entitled to elect four directors to the Board pursuant to Section C.9 hereof, then the Corporation shall redeem automatically and immediately (to the extent the Corporation shall have funds legally available for such payment) the share of Series B Preferred Stock at a redemption price (the “Series B Redemption Price”) equal to the Series B Stated Value per share and any directors of the Board elected pursuant to Section C.9 shall cease to be members of the Board of Directors without further action of any kind by the Corporation or its stockholders.  Notwithstanding anything to the contrary set forth herein, if the Corporation shall not have funds legally available for the payment of the Series B Redemption Price, the holder of the share of Series B Preferred Stock shall immediately contribute such share to the capital of the Corporation.

(d)                                 Automatic Redemption of Series C Preferred Stock.  If, at any time, the Series C Preferred Stock is not entitled to elect two directors to the Board pursuant to Section C.9 hereof, then the Corporation shall redeem automatically and immediately (to the extent the Corporation shall have funds legally available for such payment) the share of Series C Preferred Stock at a redemption price (the “Series C Redemption Price”) equal to the Series C Stated Value per share and any directors of the Board elected pursuant to Section C.9 shall cease to be members of the Board of Directors without further action of any kind by the Corporation or its stockholders.  Notwithstanding anything to the contrary set forth herein, if the Corporation shall not have funds legally available for the payment of the Series C Redemption Price, the holder of the share of Series C Preferred Stock shall immediately contribute such share to the capital of the Corporation.

(e)                                  Manner of Redemption.  Notice of redemption of outstanding shares of Series A Preferred Stock pursuant to Section C.6(a) or (b) or the outstanding share of Series B Preferred Stock or Series C Preferred Stock pursuant to Section C.6(c) or (d), respectively, shall be sent by or on behalf of the Corporation to the holders of record of outstanding shares of Series A Preferred Stock selected for redemption or the holder of record of the outstanding share of Series B Preferred Stock or Series C Preferred Stock, as the case may be, in the manner provided in Section C.8(b) hereof.  If, as a result of a redemption pursuant to Section C.6(a), a holder would be left with a fraction of a share of Series A Preferred Stock, the Corporation shall redeem the number of shares of such holder that it otherwise would redeem rounded up or down, in the Corporation’s sole discretion, to the nearest whole number.

(f)                                    Restrictions on Redemptions.  No shares of Series A Preferred Stock shall be redeemed in whole or part under Section C.6(a) or (b) hereof:  (i) at any time that such redemption is prohibited by the DGCL; (ii) at any time that the terms and provisions of any contract or other agreement of the Corporation or any of its subsidiaries (other than Intercompany Agreements) entered into or assumed providing financing (including acquisition financing) or working capital to the Corporation or any of its subsidiaries (whether or not entered into prior to, at or after the issuance of the Series A Preferred Stock), specifically prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder; or (iii) at any time that the Corporation shall be in default in respect of any of its redemption obligations on or under Senior Securities.

(g)                                 Priority as to Junior Securities.  The Corporation shall take no action that would otherwise require the Corporation to redeem any outstanding shares of Series A Preferred Stock pursuant to Section C.6(a) or (b) hereof (other than, with respect to the redemption obligations set forth in Section C.6(b), as a result of the occurrence of the circumstances described in clause (A) of the definition of Change of Control) (each a “Redemption Obligation”) if at such time the Corporation is unable to discharge its Redemption Obligation; provided, however, that if the Corporation fails to discharge any Redemption Obligation (without regard as to the circumstances pursuant to which such Redemption Obligation arose), (x) the Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Redemption Obligation, and (y) so long as such Redemption Obligation shall be outstanding but shall not be fully discharged, the Corporation shall not (i) declare, pay or set apart for payment any dividend on, or make any distribution in respect of, the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities, or warrants, rights or options exercisable for such Junior Securities, to holders of such Junior Securities), or (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities (other than as a result of a reclassification of Junior Securities or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities, other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities) or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or (iii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem, retire or otherwise acquire for value any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities.  Notwithstanding the immediately preceding sentence, the restrictions of this Section C.6(g) shall not apply to the repurchase or redemption of shares of the Corporation’s Junior Securities under the Securityholders Agreement (i) out of the net cash proceeds derived by the Corporation out of a prior or substantially contemporaneous issuance of Junior Securities or (ii) for an aggregate purchase price not to exceed the greater of (A) 20% of the consolidated net income of the Corporation and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied for the period commencing April 12, 2004, through the date of determination and (B) $1,000,000.

7.                                       Exchange.  Subject to the affirmative vote or consent of any holder of Series B Preferred Stock affected thereby and any holder of Series C Preferred Stock affected thereby, the Series A Preferred Stock is exchangeable to the extent of funds legally available for the redemption thereof on the date of exchange, at the sole option of the Corporation, in whole or in part from time to time, on or after January 1, 2006, for the Corporation’s Subordinated Exchange Debentures due January 1, 2016 (the “Exchange Debentures”).  The Exchange Debentures shall be issued pursuant to an indenture, (i) the terms of which shall provide that the interest rate on the Exchange Debentures shall not be less than the dividend rate on the Series A Preferred Stock, and (ii) the form of which shall have been approved by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred Stock.  Holders of the outstanding shares of Series A Preferred Stock will be entitled to receive $1,000 principal amount of the Exchange Debentures in exchange for each share of Series A Preferred Stock held by them at the time of exchange and, at the option of the Corporation, cash or such principal amount of the Exchange Debentures equal to all accrued but unpaid dividend amounts at the time of the exchange.  Such holders may receive Exchange Debentures in amounts less than $1,000 as may be necessary due to the issuance of fractional shares of Series A Preferred Stock.  The Corporation will cause the Exchange Debentures to be authenticated as of the date on which the exchange is effective (the “Exchange Date”) and dated the Dividend Accrual Date that coincides with the Exchange Date.

8.                                       Procedure for Redemption or Exchange.

(a)                                  Selection.  In the event that fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed or exchanged pursuant to Section C.6(a) or C.7 hereof, the number of shares to be redeemed or exchanged, shall be determined by the Board at its sole option and, with respect to such redemption subject to compliance with Section C.6(f), shall be redeemed or exchanged pro rata among all holders of the Series A Preferred Stock.

(b)                                 Notice.  If the Corporation elects to redeem or exchange shares of Series A Preferred Stock pursuant to Section C.6(a) or (b) or Section C.7 or if the shares of Series B Preferred Stock and/or Series C Preferred Stock are automatically redeemed pursuant to Section C.6(b) and/or (c), as the case may be, notice of every such election or such automatic redemption shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed or exchanged, as the case may be at their respective addresses as they shall last appear on the books of the Corporation; provided, however, that the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the redemption or exchange, as the case may be of any shares so to be redeemed or exchanged except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom such notice does not comply with this Section C.8(b).  The date for such redemption (the “Redemption Date”) or the Exchange Date shall be the date written notice is sent to the holder. Each such notice shall state:  (i) the Redemption Date or Exchange Date; (ii) that shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, are to be redeemed or exchanged and, if less than all the shares held by such holder are to be redeemed or exchanged, the number of such shares to be redeemed or exchanged; (iii) the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, or exchange price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, or exchange price; and (v) with respect to the Series A Preferred Stock, that dividends on the shares to be redeemed or exchanged will cease to accrue on such Redemption Date or Exchange Date, as applicable.

(c)                                  Effect of Redemption or Exchange.  Notice having been mailed as aforesaid, from and after the payment of the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, or exchange price, as applicable, in full, on the Redemption Date or as of the Exchange Date, dividends on the shares of Series A Preferred Stock so called for redemption or exchange shall cease to accrue, and the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall no longer be deemed to be outstanding and shall be retired and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, as provided in Section C.6 or the Exchange Debentures upon exchange and any accrued and unpaid dividends with respect to the Series A Preferred Stock, in cash or Exchange Debentures as provided in Section C.7) shall cease and terminate.  In the event of redemption, if notice of redemption, which shall otherwise comply in all respect with Section C.8(b) hereof, shall have been mailed and if prior to the Redemption Date all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice, then at such time, all shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall forthwith upon such deposit in trust cease and terminate (except the right of the holders thereof on or after the Redemption Date to receive from such deposit the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be) (it being understood that dividends shall be deemed to have accrued on such shares of Series A Preferred Stock until the Redemption Date specified in such notice, irrespective of whether such shares shall be outstanding as of such date).  In case the holders of shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, that shall have been called for redemption shall not within two years

(or any longer period if required by law) after the Redemption Date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, thereof.  Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as the case may be, provided in Section C.6 or the Exchange Debentures and any cash to be delivered by the Corporation pursuant to Section C.7 shall be delivered to the registered holder of such certificates.  In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are redeemed or exchanged, a new certificate shall be issued representing the unredeemed or unexchanged shares without cost to the holder thereof.

9.                                       Voting Rights and Corporate Governance Matters.

(a)                                  Voting Rights of Preferred Stock.  Except as specifically set forth herein or in the DGCL, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be entitled to any voting rights with respect to any matters voted upon by stockholders of the Corporation.  To the extent that the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled, by reason of the terms hereof or the DGCL, to any voting rights with respect to any matters to be voted upon by any class or group of stockholders of the Corporation that does not include the holders of the Corporation’s Common Stock, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall vote together as a single class, unless otherwise required by the express provisions hereof or by applicable law.

(b)                                 Voting Rights of Series B Preferred Stock.

(i)                                     In addition to any voting rights to which the holder of Series B Preferred Stock may be entitled by law, so long as the Aurora Purchasers collectively Beneficially Own no less than 30% of the shares of Series A Preferred Stock Beneficially Owned by the Aurora Purchasers on the Initial Date (other than by reason of the redemption of the Series A Preferred Stock) and no less than 30% of the shares of Common Stock Beneficially Owned by the Aurora Purchasers on the Initial Date, the holder of the share of Series B Preferred Stock, voting as a single series, shall be entitled to elect four (4) directors to the Board (collectively, the “Series B Directors”).

(ii)                                  Any one or all of the Series B Directors elected by the holder of the share of Series B Preferred Stock may be removed, at any time, only by the holder of the Series B Preferred Stock in its sole discretion, and such holder may elect another individual to serve in the stead of any such removed director, and in the event of the death, disability or resignation of any such Series B Director, such holder may elect another individual to serve in the stead of such director.

(c)                                  Voting Rights of Series C Preferred Stock.

(i)                                     In addition to any voting rights to which the holder of Series C Preferred Stock may be entitled by law, so long as the Ares Purchasers collectively Beneficially Own no less than 30% of the shares of Series A Preferred Stock Beneficially Owned by the Ares Purchasers on the Initial Date (other than by reason of the redemption of the Series A Preferred Stock) and no less than 30% of the shares of Common Stock Beneficially Owned by the Ares Purchasers on the Initial Date, the holder of the share of Series C Preferred Stock, voting as a single series, shall be entitled to elect two (2) directors to the Board (collectively, the “Series C Directors”).

(ii)                                  Either or both of the Series C Directors elected by the holder of the share of Series C Preferred Stock may be removed, at any time, only by the holder of the Series C Preferred Stock in its sole discretion, and such holder may elect another individual to serve in the stead of any such removed director, and in the event of the death, disability or resignation of any such Series C Director, such holder may elect another individual to serve in the stead of such director.

(d)                                 Corporate Governance Matters.  In addition to the approval of a majority of the members of the Board, so long as the share of Series B Preferred Stock or the share of Series C Preferred Stock remains outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, without the affirmative vote or consent of at least one (1) Series B Director and at least one (1) Series C Director:

(i)                                     incur, assume or otherwise become obligated for any Indebtedness; provided, however, that this Section C.9(d)(i) shall not apply to the incurrence or assumption of Indebtedness in the ordinary course of business by the Corporation or any of its Subsidiaries, as the case may be, under the Credit Agreement and any amendment of the terms and conditions of the Credit Agreement other than (a) any amendment to the maturities of the Indebtedness under the Credit Agreement and (b) any increase of more than fifty (50) basis points to the interest rates (determined based on the weighted-average basis of all applicable interest rates) of the Indebtedness under the Credit Agreement;

(ii)                                  issue any Capital Stock of the Corporation or any of its Subsidiaries, as the case may be, or any debt securities convertible into Capital Stock of the Corporation or any of its Subsidiaries, as the case may be; provided, however, that this Section C.9(d)(ii) shall not apply to (a) the issuance of options and the Common Stock issued pursuant to such options (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), issued pursuant to the Corporation’s 2004 Stock Incentive Plan (the “Incentive Plan”) as initially approved by a majority of the Board of Directors or (b) the issuance of Common Stock and Series A Preferred Stock following the Initial Date with an aggregate purchase price not to exceed $10,300,000, which amount shall be invested equally in shares of Common Stock and Series A Preferred Stock, and provided that such issuance shall be on the same terms and conditions, including without limitation, the same price per share, as the issuance of the shares of Common Stock and Series A Preferred Stock, respectively, issued by the Corporation to Douglas Dynamics Holdings, LLC prior to the date hereof; and provided, further, that such issuance shall be completed by no later than three (3) months from the date hereof;

(iii)                               increase the authorized number of shares of Common Stock reserved for issuance pursuant to the Incentive Plan to more than 68,345 shares of Common Stock;

(iv)                              declare, pay or set apart for payment any dividend on, or make any distribution in respect of, Capital Stock (other than Senior Securities or stated dividends on Series A Preferred Stock or Parity Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Capital Stock of the Corporation (other than (A) a redemption of the Series B Preferred Stock or Series C Preferred Stock pursuant to Sections C.6(c) or (d), respectively, and (B) as a result of a reclassification of such Capital Stock or the exchange or conversion of one class or series of such Capital Stock for or into another class or series of such Capital Stock (other than Senior Securities and, in the case of a reclassification, exchange or conversion of outstanding Junior Securities for new Capital Stock other than Parity Securities);

(v)                                 declare, pay or set apart for payment any dividend on, or make any distribution in respect of, Capital Stock of any Subsidiaries of the Corporation (other than with respect of Capital Stock of any direct or indirect wholly-owned Subsidiaries), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Capital Stock of any Subsidiaries of the Corporation (other than (A) with respect of Capital Stock of any direct or indirect wholly-owned Subsidiaries and (B) as a result of a reclassification of such Capital Stock or the exchange or conversion of one class or series of such Capital Stock for or into another class or series of such Capital Stock);

(vi)                              agree to or effect (a) any merger, sale or consolidation or other similar business combination of the Corporation or any of its Subsidiaries, as the case may be, with or into any other Person, (b) any sale of all, or substantially all, of the assets of the Corporation or any of its Subsidiaries, as the case may be, or (c) any recapitalization, reorganization, dissolution or liquidation of the Corporation or any of its Subsidiaries, as the case may be; provided, however, that no affirmative vote or consent of at least one Series B Director shall be required with respect to any such transaction described in subclauses (a) through (c) above (A) if such transaction is between or among wholly-owned Subsidiaries of the Corporation or (B) if, as a result of such transaction, the Aurora Purchasers receive with respect to substantially all of the shares of Series A Preferred Stock and Common Stock held by such Aurora Purchasers, together with any other cash proceeds theretofore realized by the Aurora Purchasers or any of their Permitted Transferees with respect to such shares of Series A Preferred Stock and Common Stock, in cash (i) an amount per share of Series A Preferred Stock that is at least equal to two and one-half (2.5) times the Series A Stated Value plus an amount per share of Common Stock that is at least equal to two and one-half (2.5) times the Common Stock Original Issue Price and (ii) an aggregate amount resulting in an Internal Rate of Return for the Aurora Purchasers that is at least equal to twenty percent (20%); provided, further, however, that no affirmative vote or consent of at least one Series C Director shall be required with respect to any such transaction described in subclauses (a) through (c) above (A) if such transaction is between or among wholly-owned Subsidiaries of the Corporation or (B) if, as a result of such transaction, the Ares Purchasers receive with respect to substantially all of the shares of Series A Preferred Stock and Common Stock held by such Ares Purchasers, together with any other cash proceeds theretofore realized by the Ares Purchasers or any of their Permitted Transferees with respect to such shares of Series A Preferred Stock and Common Stock, in cash (i) an amount per share of Series A Preferred Stock that is at least equal to two and one-half (2.5) times the Series A Stated Value plus an amount per share of Common Stock that is at least equal to two and one-half (2.5) times the Common Stock Original Issue Price and (ii) an aggregate amount resulting in an Internal Rate of Return for the Ares Purchasers that is at least equal to twenty percent (20%);

(vii)                           sell or dispose of any business or assets of the Corporation or any of its Subsidiaries, as the case may be, if the aggregate consideration for such sale or series of related sales exceeds $5,000,000; provided, however, that this Section C.9(d)(vii) shall not apply with respect to any sales of inventory of the Corporation or any of its Subsidiaries, as the case may be, in the ordinary course of business;

(viii)                        materially alter or materially change the business of the Corporation and its Subsidiaries, conducted as of the date hereof, to any other business;

(ix)                                commence any liquidation or dissolution of the Corporation or any of its Subsidiaries, as the case may be, or file for and seek protection under bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors of the Corporation or any of its Subsidiaries, as the case may be; provided, however, that this Section C.9(d)(ix) shall not apply with respect to any liquidation or dissolution of a wholly-owned Subsidiary (other than a wholly-owned Subsidiary comprising of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as whole as one enterprise) other than pursuant to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors of such Subsidiary;

(x)                                   enter into any transaction between or among the Corporation or any of its Subsidiaries, as the case may be, and any officer, director, Beneficially Owner of ten percent (10%) or more of the outstanding voting securities of the Corporation or any of its Subsidiaries, as the case may be, or any other Affiliate of the Corporation or any of its Subsidiaries, as the case may be, or any Affiliates of any of the foregoing; provided, however, that this Section C.9(d)(x) shall not apply with respect to (A) any transaction between or among the Corporation and any of its wholly-owned Subsidiaries or (B) the providing of services pursuant to, or the payment of any amounts under, that certain Amended and Restated Joint Management Services Agreement by and among the Corporation, Aurora Management Partners LLC, a Delaware limited liability company, Douglas Dynamics, L.L.C., a Delaware limited liability company, and Ares, as in effect on the date hereof;

(xi)                                approve any capital expenditure, purchase, lease or other acquisition of assets that would cause the aggregate amount of all such capital expenditures, purchases, leases and other acquisitions to exceed in any twelve (12) month period the

Corporation’s capital expenditures budget for such twelve (12) month period (the “Capital Expenditure Budget”);

(xii)                             approve the Capital Expenditures Budget; or

(xiii)                          amend or repeal any provisions of the Certificate of Incorporation or Bylaws of the Corporation.

10.                                 Section Headings.  Section headings are for convenience of reference only and shall not constitute a part of this Certificate of Incorporation or be referred to in connection with the interpretation or construction hereof.

SECTION E.                                        Certain Definitions.

1.                                       An “Affiliate” of a specified Person means a Person that controls, is controlled by, or is under common control with, the specified Person, and in this context, “control”, “controls” and “controlled” mean the direct or indirect power to direct the management and policies or affairs of a Person through the ownership of voting securities or by contract or otherwise and, in the case of a limited partnership, shall include, but shall not be limited to, all of the limited partnership’s general partners and their respective Affiliates.

2.                                       “Ares” means Ares Corporate Opportunities Fund, L.P., a Delaware limited partnership.

3.                                       “Ares Purchasers” means Ares and its Affiliates.

4.                                       “Aurora Purchasers” means Holdings and its Affiliates and co-investors.

5.                                       “Beneficial Owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 of the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (as in effect on the date hereof), whether or not applicable, except that a Person shall be deemed to have “beneficial ownership” of any securities that such Person has the right to acquire, whether or not such right is exercisable immediately or within 60 days after the date as of which such determination is being made.  “Beneficially Owned” and “Beneficial Ownership” shall have correlative meanings to the term “Beneficial Owner.”

6.                                       “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

7.                                       “Change of Control” means, at any time, (i) the Aurora Purchasers and Ares Purchasers shall cease to collectively beneficially own and control at least 51%, on a fully diluted basis, of the outstanding Capital Stock of the Corporation entitled (without regard to the occurrence of any contingency) to vote for the election of members of the

Board of Directors (or similar governing body) of the Corporation, unless the Aurora Purchasers and Ares Purchasers collectively beneficially own and control (a) at least 35%, on a fully diluted basis, of the outstanding Capital Stock of the Corporation entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors (or similar governing body) of the Corporation and (b) on a fully diluted basis, more of the outstanding Capital Stock of the Corporation entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors (or similar governing body) of the Corporation than any other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act); (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Aurora Purchasers and Ares Purchasers collectively shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of the Corporation; (iii) the Corporation shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of Douglas Dynamics, L.L.C.; or (iv) the majority of the seats (other than vacant seats) on the Board of Directors (or similar governing body) of the Corporation cease to be occupied by Persons who either (a) were members of the Board of Directors of the Corporation on the Initial Date or (b) were nominated for election by the Board of Directors of the Corporation, a majority of whom were directors on the Initial Date or whose election or nomination for election was previously approved by a majority of such directors.

8.                                       “Common Stock Original Issue Price” means $100 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of Common Stock).

9.                                       “Credit Agreement” means (A) that certain Credit and Guaranty Agreement, dated as of March 31, 2004, entered into by and among the Corporation, DDL Acquisition Corp., a Delaware corporation and a direct wholly-owned Subsidiary of the Corporation, certain Subsidiaries of the Corporation, the banks and financial institutions listed on the signature pages thereof with respect to the Senior First Lien Secured Credit Facilities and (B) that certain Credit and Guaranty Agreement, dated as of March 31, 2004, entered into by and among the Corporation, DDL Acquisition Corp., a Delaware corporation and a direct wholly-owned Subsidiary of the Corporation, certain Subsidiaries of the Corporation, the banks and financial institutions listed on the signature pages thereof with respect to the Senior Second Lien Secured Credit Facilities.

10.                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

11.                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

12.                                 “GAAP” means United States generally accepted accounting principles in effect as of the date of determination thereof.

13.                                 “Holdings” means Douglas Dynamics Holdings, LLC, a Delaware limited liability company.

14.                                 “Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (excluding accounts payable which are classified as current liabilities in accordance with GAAP and accrued expenses in each case incurred in the ordinary course of business); (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof; (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all net payment obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes; (xi) the principal balance outstanding under any synthetic lease, tax retention lease, off-balance sheet loan or similar off-balance sheet financing product; and (xii) the indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer except to the extent that the terms of such indebtedness provide that such indebtedness is nonrecourse to such Person.

15.                                 “Initial Date” means the date of the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

16.                                 “Internal Rate of Return” of the Aurora Purchasers or the Ares Purchasers, as applicable, means the pre-tax internal rate of return on the aggregate capital investments made by the Aurora Purchasers’ or the Ares Purchasers’, as applicable, in the Corporation’s Common Stock and Preferred Stock, as of the applicable date of determination.

17.                                 “Permitted Transferee” has the meaning given to such term in the Securityholders Agreement.

18.                                 “Person” means a natural person, a company, a corporation, a joint venture, a limited liability company, a partnership, a trust, an unincorporated association or organization or other legal entity, or a government or an agency or political subdivision thereof.

19.                                 “Subsidiary” with respect to any Person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

ARTICLE V

ANNUAL MEETINGS OF STOCKHOLDERS

The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation.  Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VI

CALL OF SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time (i) by a majority of the members of the Board or (ii) by a committee of the Board that has been duly designated by the Board and whose power and authority, as provided in a resolution by the Board or in the Bylaws of the Corporation, includes the power to call such meetings, but such special meetings of stockholders of the Corporation may not be called by any other person or persons or in any other manner; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

ARTICLE VII

STOCKHOLDER ACTION BY WRITTEN CONSENT

Any election of directors or other action by the stockholders of the Corporation that can be effected at an annual or special meeting of stockholders can be effected by written consent without a meeting so long as such written consent is signed by the holders of at least the number of shares required to approve such action at a duly held annual or special stockholders meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VIII

ELECTION OF DIRECTORS

SECTION A.                                      Ballot.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SECTION B.                                      Stockholder Nominees.  Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.

SECTION C.                                      Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office with or without cause, at any time, and only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding.

ARTICLE IX

LIABILITY AND INDEMNIFICATION

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation may indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the DGCL and this Article IX.  The Corporation may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person.  To the fullest extent permitted by the DGCL, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed, signed and acknowledged by James L. Janik, its Chief Executive Officer and President as of the 14th day of December, 2004.

DOUGLAS DYNAMICS HOLDINGS, INC.

By:	/s/ James L. Janik
Name: James L. Janik
Title: Chief Executive Officer and President